SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2004

IMCO RECYCLING INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 401-7200

ITEM 5.	OTHER EVENTS

On June 16, 2004, IMCO Recycling Inc. (the “Company”) announced the signing of a definitive merger agreement whereby a subsidiary of the Company will merge with and into Commonwealth Industries, Inc. (“Commonwealth”). Upon the closing do the merger, each share of Commonwealth common stock will be converted into 0.815 shares of Company common stock. The transaction is subject to the approval of the shareholders of both companies, the successful completion of refinancing of certain existing indebtedness and customary regulatory approvals including the expiration or termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the successful completion of these events, the transaction is expected to close in the fourth quarter of 2004.

The foregoing is qualified in its entirety by reference to Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by IMCO with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in any forward-looking statements.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 16, 2004 by and among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Agreement and Plan of Merger have not been filed with this exhibit. The schedules contain various items relating to the assets of the business being acquired and the representations and warranties made by the parties to the Agreement and Plan of Merger. The Company agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated: June 18, 2004	/s/ Robert R. Holian
Robert R. Holian Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 16, 2004 by and among IMCO Recycling Inc., Silver Fox Acquisition Company and Commonwealth Industries, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules, exhibits and similar attachments to this Agreement and Plan of Merger have not been filed with this exhibit. The schedules contain various items relating to the assets of the business being acquired and the representations and warranties made by the parties to the Agreement and Plan of Merger. The Company agrees to furnish supplementally any omitted schedule, exhibit or similar attachment to the SEC upon request.